Exhibit 23.3

621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO, 80293 TELEPHONE (303)623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm in this Registration Statement on Form S-1 for Jagged Peak Energy Inc., and to the use of information from, and the inclusion of, our reports, dated March 6, 2015, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC as of December 31, 2014, dated February 26, 2016, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC as of December 31, 2015 and dated December 15, 2016, with respect to the estimates of reserves and future net revenues of Jagged Peak Energy LLC as of November 30, 2016, each in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

January 6, 2017